SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is made and dated as of the 25th day of June, 1999, by and among QAD INC., a Delaware corporation (the "Borrower"), the Lenders, and THE FIRST NATIONAL BANK OF CHICAGO, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. Pursuant to that certain Credit Agreement dated as of April 19, 1999 by and among the Borrower, the Lenders, and the Agent (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     B. The Borrower has requested the Agent and the Lenders: (1) to convert to a permanent waiver the temporary waiver granted by the Agent and the Lenders pursuant to that certain First Amendment to Credit Agreement dated as of June 14, 1999 (the "First Amendment"), (2) to prospectively waive certain anticipated defaults under the Credit Agreement, and (3) to amend certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so on the terms and subject to the conditions set forth herein.

     NOW,  THEREFORE,  in consideration of the foregoing  Recitals and for other
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

     1. Conversion of Temporary Waiver to Permanent Waiver. To reflect the agreement of the Agent and the Lenders to permanently waive the Events of Default temporarily waived pursuant to Paragraph 1 of the First Amendment, the Agent and the Lenders hereby agree that the Events of Default existing under the Credit Agreement as a result of the failure of the Company to be in compliance with the financial covenants set forth in Sections 6.23.3 and 6.23.4 of the Credit Agreement at the end of the fiscal quarter ended April 30, 1999 are permanently waived.

     2. Reservation of Rights. The Borrower hereby acknowledges and agrees that nothing contained herein shall constitute any agreement by the Agent or any Lender to waive: (a) any future Event of Default under Sections 6.23.3 and
6.23.4 of the Credit Agreement, or (b) any other Event of Default, whether existing on the date hereof or arising in the future and whether or not known to the Agent and the Lenders or which should be known to the Agent and the Lenders in the course of their business.

     3. Amendment of Financial Covenants. To reflect the agreement of the Agent and the Lenders to amend certain of the financial covenants set forth in the Credit Agreement:

     (a) Section 6.23.1 is hereby amended to read in its entirety as follows:

     "6.23.1. Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending April 30, 2000, for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Rentals to (ii) Consolidated Interest Expense plus Consolidated Rentals to be less than 1.30 to 1.0."

     (b) Section 6.23.2 is hereby amended to read in its entirety as follows:

     "6.23.2. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, commencing with the fiscal quarter ending April 30, 2000, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA less Consolidated Capital Expenditures for the then most-recently ended four fiscal quarters to be greater than 2.00 to 1.0."

     (c) Section 6.23.3 is hereby amended to read in its entirety as follows:

     "6.23.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $60,000,000 plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending April 30, 1999 (without deduction for losses), and plus (iii) 100% of the net proceeds from any equity offering of the Borrower or any of its Subsidiaries."

     (d) Section 6.23.4 is hereby amended to read in its entirety as follows:

     "6.23.4. Minimum EBITDA. The Borrower will: (i) at all times maintain Consolidated EBITDA of not less than: (1) for the fiscal quarter ending October 31, 1999, $4,000,000, and (ii) for the fiscal quarter ending January 31, 2000, $9,500,000, and (iii) not have a negative EBITDA of more than $1,500,000 for the fiscal quarter ending July 31, 1999."

     (e) A new Section 6.23.7 is hereby added to read in its entirety as follows:

     "6.23.7. Maximum Intangible Assets. The Borrower will not permit at any date the book value, determined on a consolidated basis in accordance with Agreement Accounting Principles, of its intangible assets to exceed 50% of Consolidated Net Worth."

     (f) Schedule I to the Compliance Certificate is hereby amended to conform to the amendments to and addition of the financial covenants set forth in this Paragraph 3.

     4. Extension of Modification to Computation of Availability. To reflect the agreement of the Agent and the Lenders to extend temporarily the current methodology for computing the Collateral Value of the Borrowing Base, the definition of the term "Collateral Value of the Borrowing Base" set forth in
Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

     "'Collateral Value of the Borrowing Base' means on any date the sum of: (i) 85% of the unpaid principal balance (net of any credit balance, trade discount or unbilled amount or retention) of all Eligible Accounts on such date, plus
(ii) during the period from the date of this Agreement to but not including the earlier to occur of (1) July 15, 1999, and (2) the date upon which all conditions precedent to the funding of advances under those certain Related Facility Credit Agreements by and among the Agent, the Lenders and each of QAD Europe B.V., QAD Europe Limited and QAD Australia Pty Limited, respectively, are met to the satisfaction of the Agent, $1,500,000."

     5. Restriction on Acquisitions. To reflect the agreement of the Borrower, the Agent and the Lenders to restrict additional acquisitions by the Borrower and its Subsidiaries:

     (a) Section 6.14 of the Credit Agreement is hereby amended to replace existing subsection (iii) thereof and to add a new subsection (iv) thereof to read in their entirety as follows:

     "(iii) The French Acquisition.

     (iv) Other Acquisitions agreed to in writing by the Agent and the Lenders in their sole and absolute discretion."

     (b) A new definition of "French Acquisition" is hereby added to Article I of the Credit Agreement to read in its entirety as follows:

     "'French Acquisition' means the Acquisition of Atos Integration S.A., a French corporation for a total purchase price not to exceed $2,000,000 in the aggregate."

     6. Pricing Modification. In consideration of the agreement of the Agent and the Lenders to enter into this Second Amendment, the parties hereto hereby agree that the Pricing Schedule dated as of April 19, 1998 (the "Existing Pricing Schedule") is hereby amended and restated to read in its entirety as set forth on the Pricing Schedule attached hereto as Amendment Exhibit 1 (the "Amended Pricing Schedule"), which Amended Pricing Schedule shall replace and supercede the Existing Pricing Schedule.

     7. Effective Date. This Second Amendment shall be effective, retroactive to the date first above written, upon the date upon which the Agent has received:

     (a) A copy of this Second Amendment, duly executed by all parties hereto;

     (b) For distribution to the Lenders in accordance with their respective Pro Rata Shares, a non-refundable amendment fee in the amount of $75,000; and

     (c)  Such  corporate   resolutions,   incumbency   certificates  and  other
authorizing documentation as the Agent may require.

     8. Reaffirmations. The Borrower hereby affirms and agrees that (a) the execution and delivery by the Borrower of and the performance of its obligations under this Second Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Borrower or the rights of the Agent and the Lenders under the Borrower Security Agreement or any other document, agreement or instrument made or given by the Borrower or any Subsidiary Borrower in connection therewith, (b)-the term "Secured Obligations" as used in the Borrower Security Agreement and any Subsidiary Borrower Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended to date, including, without limitation, pursuant to this Second Amendment, and (c) each of the Borrower Security Agreement and any Subsidiary Borrower Security Agreement remains in full force and effect and continues to constitute a first priority security interest in and lien upon the Collateral.

     9. No Other Amendment. Except as expressly amended herein, the Credit Agreement and other Loan Documents shall remain in full force and effect as currently written.

     10. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each Lender as follows:

     (a) The Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Second Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment. This Second Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     (b) At and as of the date of execution hereof and at and as of effective date hereof: (1) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (2) other than the Events of Default described in Paragraph 1 above, there has not occurred an Event of Default or Potential Default under the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                    QAD INC., a Delaware corporation


                                    By: /s/
                                        ----------------------------
                                        Name:
                                        Title:


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as the sole Lender and as the Agent


                                    By: /s/
                                        ----------------------------
                                        Name:
                                        Title:

                              AMENDMENT EXHIBIT 1


                                PRICING SCHEDULE
                              (as of July 1, 1999)

---------------------------------------- -------------------------------------- --------------------------------------
           Applicable Margin                        Level I Status                         Level II Status
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

           Eurocurrency Rate                             2.50%                                  2.25%
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

             Floating Rate                               1.00%                                  0.75%
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
          Applicable Fee Rate                       Level I Status                         Level II Status
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

         Letter of Credit Fee                            2.25%                                  2.00%
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

            Commitment Fee                                0.625%                                 0.625%
---------------------------------------- -------------------------------------- --------------------------------------

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is equal to or greater than 1.00: 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00:1.00.

         "Status" means Level I Status or Level II Status.

     The applicable Status for all purposes of the Loan Documents shall be deemed to be Level I to and including the fiscal quarter ending January 31, 2000.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.